       1                           Exhibits 5 and 23.2

The Chase Manhattan Bank           Neila B. Radin
270 Park Avenue, 41st Floor        Senior Vice President and
New York, NY 10017-2070            Associate General Counsel
Tel: 212-270-0938                  Legal Department

                                   October 30, 1996

The Chase Manhattan Corporation
270 Park Avenue
New York, NY 10017

               The Chase Manhattan Corporation
                   Success Sharing Program

Dear Sirs:

      I have acted as counsel to The Chase Manhattan Corporation, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") being filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act") with respect to 3,000,000 shares of Common Stock, $1 par value per share (the "Shares"), to be issued pursuant to The Chase Manhattan Corporation Success Sharing Program (the "Program").

      In so acting I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion. Based upon the foregoing, I am of the opinion that when the Registration Statement has become effective under the Act and the Shares are issued in accordance with the terms of the Program, the Shares will be duly authorized, validly issued and fully paid and non-assessable shares of the Company's Common Stock, $1 par value per share.

          I am admitted to practice only in the State of New York and, accordingly, I do not express any opinion concerning any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

      I know that I am referred to in Item 5 of Part II of the Registration Statement and I hereby consent to the use of my name in such Item 5 and to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under
Section 7 of the Act.

                                   Very truly yours,


                                   /s/ Neila B. Radin
80834